Exhibit 21.1

LIST OF SUBSIDIARIES

1.	AccessPAS, Inc., a corporation organized under the laws of Delaware.

2.	EUROPE*STAR Gesellschaft für Satellitenkommunikation GmbH, a company organized under the laws of Germany.

3.	Horizons Satellite Holdings LLC, a limited liability company organized under the laws of Delaware.

4.	Horizons-1 Satellite LLC, a limited liability company organized under the laws of Delaware.

5.	Horizons-2 Satellite LLC, a limited liability company organized under the laws of Delaware.

6.	Intelsat (Gibraltar) Limited, a company organized under the laws of Gibraltar.

7.	Intelsat (Luxembourg) S.A., a company organized under the laws of Luxembourg.

8.	Intelsat Align S.à r.l., a company organized under the laws of Luxembourg.

9.	Intelsat Africa (Pty) Ltd., a company organized under the laws of South Africa.

10.	Intelsat Asia (Hong Kong) Limited, a company organized under the laws of Hong Kong.

11.	Intelsat Asia Carrier Services, Inc., a corporation organized under the laws of Delaware.

12.	Intelsat Asia Pty. Ltd., a company organized under the laws of Australia.

13.	Intelsat Brasil Ltda., a company organized under the laws of Brazil.

14.	Intelsat Brasil Servicos de Telecomunicacao Ltda., a company organized under the laws of Brazil.

15.	Intelsat Broadband Pty. Ltd., a company organized under the laws of Australia.

16.	Intelsat China (Hong Kong) Limited, a company organized under the laws of Hong Kong.

17.	Intelsat Clearinghouse Corporation, a corporation organized under the laws of Delaware.

18.	Intelsat Corporation, a corporation organized under the laws of Delaware.

19.	Intelsat de Colombia S.A., a company organized under the laws of Colombia.

20.	Intelsat Finance Nevada LLC, a limited liability company organized under the laws of Nevada.

21.	Intelsat France SAS, a company organized under the laws of France.

22.	Intelsat General Corporation, a corporation organized under the laws of Delaware.

23.	Intelsat Germany GmbH, a company organized under the laws of Germany.

24.	Intelsat Global Sales & Marketing Ltd., a company organized under the laws of England and Wales.

25.	Intelsat Global Service LLC, a limited liability company organized under the laws of Delaware.

26.	Intelsat Holdings LLC, a limited liability company organized under the laws of Delaware.

27.	Intelsat Holdings S.A., a company organized under the laws of Luxembourg.

28.	Intelsat India Private Limited, a company organized under the laws of India.

29.	Intelsat International Employment, Inc., a corporation organized under the laws of Delaware.

30.	Intelsat International Systems LLC, a limited liability company organized under the laws of Delaware.

31.	Intelsat Investment Holdings S.à r.l., a company organized under the laws of Luxembourg.

32.	Intelsat Jackson Holdings S.A., a company organized under the laws of Luxembourg.

33.	Intelsat Kommunikations GmbH, a company organized under the laws of Germany.

34.	Intelsat License Holdings LLC, a limited liability company organized under the laws of Delaware.

35.	Intelsat License LLC, a limited liability company organized under the laws of Delaware.

36.	Intelsat Luxembourg Investment S.à r.l., a company organized under the laws of Luxembourg.

37.	Intelsat Management LLC, a limited liability company organized under the laws of Delaware.

38.	Intelsat New Dawn (Gibraltar) Limited, a company organized under the laws of Gibraltar.

39.	Intelsat New Dawn Company, Ltd., a company organized under the laws of Bermuda.

40.	Intelsat Operations S.A., a company organized under the laws of Luxembourg.

41.	Intelsat S.A. (to be renamed Intelsat Investments S.A.), a company organized under the laws of Luxembourg.

42.	Intelsat Satellite LLC, a limited liability company organized under the laws of Delaware.

43.	Intelsat Service and Equipment Corporation, a corporation organized under the laws of Delaware.

44.	Intelsat Singapore Pte. Ltd., a company organized under the laws of Singapore.

45.	Intelsat Subsidiary (Gibraltar) Limited, a company organized under the laws of Gibraltar.

46.	Intelsat UK Financial Services Ltd., a company organized under the laws of England and Wales.

47.	Intelsat USA License LLC, a limited liability company organized under the laws of Delaware.

48.	Intelsat USA Sales LLC, a limited liability company organized under the laws of Delaware.

49.	Mountainside Teleport LLC, a limited liability company organized under the laws of Delaware.

50.	New Dawn Distribution Company, Ltd., a company organized under the laws of Mauritius.

51.	New Dawn Satellite Company, Ltd., a company organized under the laws of Mauritius.

52.	PanAmSat Capital Corporation, a company organized under the laws of Delaware.

53.	PanAmSat de Mexico S. de R. L. de C.V., a company organized under the laws of Mexico.

54.	PanAmSat do Brasil Ltda., a company organized under the laws of Brazil.

55.	PanAmSat Europe Corporation, a corporation organized under the laws of Delaware.

56.	PanAmSat Europe Limited, a company organized under the laws of England and Wales.

57.	PanAmSat India Marketing, L.L.C., a limited liability company organized under the laws of Delaware.

58.	PanAmSat India, Inc., a corporation organized under the laws of Delaware.

59.	PanAmSat International Holdings, LLC, a limited liability company organized under the laws of Delaware.

60.	PanAmSat International Sales, LLC, a limited liability company organized under the laws of Delaware.

61.	PanAmSat International Systems Limited, a company organized under the laws of the Cayman Islands.

62.	PanAmSat International Systems Marketing, L.L.C., a limited liability company organized under the laws of Delaware.

63.	PanAmSat Limited Liab. Co., a company organized under the laws of Switzerland.

64.	PanAmSat Satellite Europe Limited, a company organized under the laws of England and Wales.

65.	PanAmSat Services, Inc., a corporation organized under the laws of Delaware.

66.	PanAmSat Sistemas de Comunicacao DTH do Brasil Ltda., a company organized under the laws of Brazil.

67.	PAS International LLC, a limited liability company organized under the laws of Delaware.

68.	Southern Satellite Corp., a corporation organized under the laws of Connecticut.

69.	Southern Satellite Licensee Corporation, a corporation organized under the laws of Delaware.

70.	WP Com, S. de R.L. de C.V., a company organized under the laws of Mexico.

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